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                              MOORE MEDICAL CORP.
                                 Exhibit 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2001 relating to the financial statements and financial statement schedule, which appears in the 2000 Annual Report which is incorporated in Moore Medical Corp.'s Annual Report on Form 10-K for the year ended December 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
August 16, 2001